EXHIBIT 32.1
Statement of President
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Donald H. Nikolaus, the President and Chief Executive Officer of Donegal Group Inc. (the “Company”), hereby certify that, to the best of my knowledge:

     1. The Company's Form 10-Q Quarterly Report for the period ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 7, 2012	/s/ Donald H. Nikolaus
Donald H. Nikolaus, President and Chief Executive Officer